SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
October 22, 2001

BELLSOUTH CORPORATION
(Exact name of registrant as specified in its charter)

Georgia	1-8607	58-1533433

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Room 15G03, 1155 Peachtree Street, N. E., Atlanta, Georgia	30309-3610

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code
(404) 249-2000

Item 5. Other Events and Regulation FD Disclosure
Item 7. Financial Statements and Exhibits
SIGNATURE
Underwriting Agreement dated 10-22-01
Form of Note for the 5% Note due 2006
Form of Note for the 6% Note due 2011
Form of Note for the 6 7/8% Notes due 2031
Ratio of Earnings to Fixed Charges

Item 5. Other Events and Regulation FD Disclosure

On October 22, 2001, BellSouth announced the issuance and sale of $1,000,000,000 aggregate principal amount of 5% Notes due 2006, $1,000,000,000 aggregate principal amount of 6% Notes due 2011 and $750,000,000 aggregate principal amount of 6 7/8% Notes due 2031. The Registrant is filing this Current Report on Form 8-K so as to file with the Commission certain items that are to be incorporated by reference into its Registration Statements (File No. 333-67084 and 333-77053).

Item 7. Financial Statements and Exhibits

(c) Exhibits

Exhibit No.

1	Underwriting Agreement dated as of October 22, 2001 between BellSouth Corporation and Morgan Stanley & Co. and Salomon Smith Barney Inc., as representatives of the several underwriters.

4-a	Form of Note for the 5% Note due 2006

4-b	Form of Note for the 6% Note due 2011

4-c	Form of Note for the 6 7/8% Notes due 2031

12	Ratio of Earnings to Fixed Charges

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BELLSOUTH CORPORATION

By:	W. Patrick Shannon

W. Patrick Shannon

Vice President — Finance and

Supply Chain Management

October 23, 2001